UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2015

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 374-7580

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

As previously reported, on August 5, 2015, Kyle D. Kuvalanka gave notice of his intention to resign from Blueprint Medicines Corporation (the “Company”), effective September 18, 2015 (the “Resignation Date”), and ceased serving as the Chief Business Officer, Principal Financial and Accounting Officer and Treasurer of the Company effective August 11, 2015.

In connection with his resignation, on August 13, 2015, Mr. Kuvalanka entered into a Resignation Agreement (the “Resignation Agreement”) with the Company. The Resignation Agreement is subject to a revocation period in accordance with law and will become effective on August 20, 2015. The Resignation Agreement provides that Mr. Kuvalanka will be entitled to (i) continued employment by the Company in the role of Senior Advisor during the period beginning on August 11, 2015 and ending on the Resignation Date (the “Transition Period”), (ii) continued base salary pay during the Transition Period, (iii) continued participation in the Company’s fringe benefits, and (iv) continued vesting of any outstanding equity awards during the Transition Period. In addition, Mr. Kuvalanka will receive a lump-sum payment of $119,831.25, less applicable withholdings and deductions. The Company’s obligation to make such payment to Mr. Kuvalanka is conditioned on his compliance with the terms and conditions of his Resignation Agreement. The Resignation Agreement also includes a general release from Mr. Kuvalanka in favor of the Company. A copy of the Resignation Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015.

The foregoing description the Resignation Agreement is qualified in its entirety by reference to the full text of such exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2015	BLUEPRINT MEDICINES CORPORATION

	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer